Exhibit 10.7

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into this 21 day of May, 2011, by and between Beechnut FEC LLC, hereinafter referred to as Lessor, and Left Gate Property Holding, Inc., d/b/a Texas Direct Auto, a Texas corporation, hereinafter referred to as Lessee.

In consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, the premises commonly known as:

1.

a tract or parcel of land containing 14.457 acres, more or less, situated in the James Alston survey, Abstract 101, in Fort Bend County, Texas, more particularly described in Exhibit “A” attached hereto, together with the improvements constructed thereon, and commonly known as 12002 Southwest Freeway, Stafford, Texas, and sometimes hereinafter referred to as the “Mall Tract”;

2.

a portion of a tract or parcel containing 3.139 acres of land situated in the James Alston Survey, Abstract 101, in Fort Bend County, Texas, more particularly described on Exhibit “B” attached hereto, such portion being highlighted in yellow on the attached Exhibit ”D” and roughly being the southern one-half of the 3.139 acre tract, and commonly known as 11000 Dorrance Lane, Meadows Place, Texas 77477, and sometimes hereinafter referred to as the “Raw Land”; and

3.

a parcel or tract containing 3.518 acres of land situated in the James Alston Survey, Abstract 100 in Harris County, Texas and the James Alston Survey, Abstract 101, in Fort Bend County, Texas, more particularly described on Exhibit “C” attached hereto, and commonly known as 11000 Dorrance Lane, Meadows Place, Texas, and sometimes hereinafter referred to as the “Paved Land”;

all three tracts being hereinafter collectively called the “leased premises” or “premises”. Attached to this Lease as Exhibit “D” is an aerial photograph of the real property that is the subject of this Lease with the premises highlighted in yellow. Also identified on this photograph and highlighted in red is the property that Lessee is simultaneously attempting to lease from Sohani Heritage Trust (“Sohani”), a separate legal entity that owns real property that adjoins the premises.

ARTICLE 1

TERM AND ASSUMPTION OF EXISTING LEASES

1.01    The term of this Lease shall be ninety-eight (98) consecutive calendar months, commencing thirty (30) days after approval of the City of Meadows Place Zoning Committee of Lessee’s Amended Use Application and ending 11:59 pm Houston, Texas time on 98 consecutive calendar months later, unless sooner terminated as herein provided. Lessee shall be given unrestricted access to the Premises upon approval by the City of Meadows Place of its Amended Use Application; save that Landlord or its assigns shall have thirty (30) days after the City of Meadows Place Approval to move out. Lessee shall grant reasonable access to facilitate move out.

Lessor’s initials FK, AK Lessee’s initials RW

1.02    Lessee shall have the right to take possession of the leased premises as described above, even though base rent does not commence until sixty (60) days after possession. Upon receipt of possession of the Premises and notwithstanding anything to the contrary contained in this Lease, Lessee shall be subject to all of the obligations of this Lease to be performed by Lessee, including but not limited to payment of the insurance and taxes obligations herein described (except the obligation to pay base rent.)

1.03    It is acknowledged that there are other Tenants of Lessor on the premises. Upon expiration of their Leases, Lessee shall be allowed to occupy said spaces as Tenant without any increase in Base Rent or otherwise. The Option to Purchase and Right of Refusal shall apply to said areas.

ARTICLE 2

USE OF PREMISES, WASTE, NUISANCE, AND UNLAWFUL USE PROHIBITED

2.01    The leased premises shall be used and occupied by Lessee only as an automobile dealership and/or distribution center with possible rental car business and other auto related businesses. Under no circumstances may Lessee use or lease any portion of the improvements on the Mall Tract for a movie theater.

2.02    Lessee may not commit, or suffer to be committed, any waste on the leased premises, nor may Lessee maintain, commit, or permit the maintenance or commission of any nuisance on the leased premises or use the leased premises for any unlawful purpose.

2.03    Lessee may not do or permit anything to be done in or about the leased premises that will in any way conflict with any law, ordinance, rule, or regulation, affecting the occupancy and use of the leased premises, that has been or may be enacted or promulgated by any public authority; or commit, or suffer to be committed, any waste on the leased premises; or in any way obstruct or interfere with the rights of Lessor’s other lessees, or injure or annoy them; or allow the leased premises to be used for any improper, immoral, unlawful, or objectionable purpose; or prepare, manufacture, mix, or allow to be prepared, manufactured, or mixed in the leased premises anything that might emit an odor into the surrounding areas or corridors, hallways, and lobby of the building in which the leased premises are situated; or use any device in connection with the leased premises that will in any way increase the amount of electricity or water usually furnished to them, save and except as is reasonable for the use described in Section 2.01 above.

ARTICLE 3

RENT

3.01    Lessee agrees to and shall pay Lessor at 1618 Keenen Ct., Houston, Texas 77077, or at such other place as the Lessor shall designate from time to time in writing, without any prior demand and without any deduction, abatement, or setoff, as base rent, payable in Ninety-Six (96) successive monthly installments, the sum of Sixty Five Thousand and No/100 Dollars ($65,000.00) per month each, in advance, the first such payment plus any additional rent as contemplated herein being due and payable on or before sixty (60) days from possession of the Premises, and a like payment being due and payable on or before the 1st day of each succeeding month thereafter for ninety five (95) consecutive months.

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3.02    In the event said monthly rental payment is not received by Lessor by the fifth (5th) day of the month, then Lessee agrees to pay to Lessor as a rental obligation a late charge equal to five percent (5%) of the rental obligation in arrears, such charge to be added to such arrearage; provided, however, that the foregoing shall not be construed to be in conflict with the provisions of Article 13 hereof, but the acceptance of arrearage payments shall be optional with Lessor.

ARTICLE 4

OPTION TO RENEW

Lessee is hereby granted the option to renew this Lease for an additional term of five (5) years, being sixty (60) consecutive calendar months, hereinafter called “extended term,” on similar terms, covenants and conditions herein contained, subject to the following conditions which shall be applicable to said extended term:

1.	Lessee is not in default of this Lease.

2.	Lessor shall have received written notice of Lessee’s intention to exercise said option no later than February 1, 2019, being six (6) months prior to the expiration of the primary term of the Lease.

3.

During the extended term, Lessee shall pay Lessor as fixed minimum rent, in sixty (60) successive monthly installments the sum of $70,000.00 each, in advance, the first such payment plus any additional rent as contemplated herein being due and payable on or before the first (1st) day of August, 2019, or alternatively the first month after expiration of the primary term and a like payment being due and payable on or before the same day of each succeeding month thereafter until the final payment is made.

ARTICLE 5

SECURITY DEPOSIT

5.01    Upon execution of this Lease, Lessee shall deposit with Lessor the additional sum of Sixty Five Thousand and No/100 Dollars ($65,000.00) (the “security deposit”), receipt of which is hereby acknowledged by Lessor as security for the full and faithful performance by Lessee of the terms, conditions, and covenants of this Lease. The security deposit does not constitute advance payment of the final rental payment due herein. Any interest accruing on the security deposit while held by Lessor shall be the property of Lessor.

5.02    Excluding the final rental payment to be made herein, if at any time during the term hereof Lessee shall be in default in the payment of rent herein reserved or any portion thereof, or of any other sums payable to Lessor hereunder, other than advance rental payments, Lessor may appropriate and apply any portion of the security deposit as may be necessary to the payment of the overdue rent or other sums.

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5.03    If at any time during the term hereof, Lessee should fail to repair any damage to the premises that it is required to repair pursuant to the terms hereof for a period greater than ten (10) days after written demand to make such repair is served on Lessee by Lessor, then Lessor may appropriate and apply any portion of the security deposit as may be reasonably necessary to make such repairs.

5.04    If on termination of this tenancy for any reason, Lessee does not leave the leased premises in reasonably clean condition, excluding “normal wear and tear,” then Lessor may appropriate and apply any portion of the security deposit as may be reasonably necessary to put the premises in such clean condition. As used herein, the term “normal wear and tear” means that deterioration which occurs, based upon the use for which the premises herein are intended, without negligence, carelessness, accident, or abuse of the premises or equipment or chattels by the Lessor, or its invitees or guests.

5.05    Within thirty (30) days after Lessee surrenders the leased premises, the Lessor may return to the Lessee the balance of the security deposit, if any, to such an address as Lessee shall prescribe in writing for such purpose, provided that, (i) Lessee has notified Lessor of its intended surrender of the premises at least ninety (90) days prior to surrender of the premises, (ii) Lessee has provided an address for return of the security deposit, and (iii) Lessee is not in default of this Lease.

ARTICLE 6

UTILITIES

6.01    Lessee shall promptly pay all costs and expenses of gas, electricity, telephone and other utilities and services furnished to the leased premises.

6.02    Lessee shall promptly pay all costs and expenses of water and sewage services furnished to the leased premises.

6.03    Lessee shall pay the costs and expenses of removing its trash and garbage from the premises unless such services are furnished by the municipality in which the leased premises are located, but in any event, it is Lessee’s obligation to remove trash and garbage from the premises, however the same may be accomplished.

ARTICLE 7

MAINTENANCE, REPAIRS AND ALTERATIONS

7.01    Lessee will at its own cost and expense repair the parking area, damage to the foundation, roof, or to the exterior walls of the premises including, but not limited to plate glass and doors, heating and air conditioning equipment (whether roof mounted or otherwise affixed outside the leased premises); electrical and plumbing equipment; all fixtures; all wiring and plumbing lines (whether exposed or concealed); doors, door frames, molding, trim, windows, window frames, closure devices, hardware, plate glass and floor covering. Lessee shall not make or permit any penetration in the roof above the leased premises and shall be responsible for all rooftop flashing around the rooftop air conditioning unit. If any such roof penetration is required

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in connection with Lessee’s repair responsibilities, Lessor shall perform such roof penetration at Lessee’s cost, which shall be paid upon demand. If Lessor considers necessary any repairs, maintenance or replacements required to be performed by Lessee, under this Lease, and if Lessee refuses or neglects to perform same after reasonable notice (except in the event of an emergency, when no prior notice shall be required), Lessor shall have the right (but shall not be obligated), to perform such repair, maintenance or replacement and Lessee will pay the cost thereof on demand. All maintenance and repairs, except as is expressly made Lessor’s obligations under the provisions in this Lease, shall be promptly and efficiently carried out at Lessee’s expense.

7.02    Cumulative of the above, Lessee shall not commit nor permit any waste nor injure the premises, but will take good care of the same, Lessee agreeing to maintain and keep same in good and constant repair at its sole cost and expense, including plumbing both concealed and exposed within and without the premises to any connection with the City of Meadow or other municipal sewer system, heating, gas, water, sewer, air conditioning, electrical and other connections, installations and systems, hardware, doors, windows and glass, and all fixtures, equipment, connections and appurtenances, in any way relating to the foregoing, without exception. At the end of this Lease, Lessee will surrender said premises to Lessor in good condition except for ordinary wear and tear, except to the extent that Lessor has any express obligation to repair the premises under the terms of this Lease. Lessee will not overload the slab or foundation, do or cause anything to be done which will have the effect of overloading or damaging the slab or foundation, this being a condition of this Lease.

7.03    Lessor reserves the right but does not have the obligation, to enter the leased premises at any reasonable time to inspect the condition thereof.

7.04    Lessor further reserves the right, but not the duty, to repair or maintain the premises or any part thereof in those instances where Lessee is obligated to do so, and the reasonable and necessary costs thereof shall constitute a demand obligation against the Lessee, together with interest thereon at the maximum rate provided by law and reasonable expenses and attorney’s fees for the collection thereof, all of which shall constitute a rental obligation.

7.05    Lessee shall be allowed to make all reasonable alterations or additions to the premises necessary for the permitted use of the premises without written consent of the Lessor. All alterations and additions shall be accomplished in a good and workmanlike manner in strict accordance with all laws and regulations and at Lessee’s sole cost and expense, and removable Trade Fixtures shall be removed at Lessor’s election by notice given to the Lessee at the expiration or termination of this Lease to restore the premises as nearly as is practical to the condition as the same existed before such alterations and/or additions were made. Subject to the lien and security interest and other rights of Lessor, Lessee shall remove only “Removable Trade Fixtures,” as hereinafter defined, (excluding all components of the HVAC system, pipes, paneling or other wall covering or floor covering), and, in addition to other applicable provisions of this Lease regarding such removal, the following shall apply: (1) such removal must be made prior to the termination of the term of this Lease; (2) Lessee must not be in default of any obligation or covenant under this Lease at the time of such removal; and (3) such removal must be effected without damage to the leased premises or the building of which the leased premises are a part and Lessee must

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promptly repair all damage caused by such removal. For the purposes hereof, the phrase “Removable Trade Fixtures” includes, but not limited to the following: all of Lessee’s signs, tables, chairs, desks, racks, merchandisers and displayers, standards, wall brackets, hang-rods, shelves, marking equipment, cash registers, automotive lifts removable equipment and other machines.

All plumbing or electrical wiring connections exposed as a result of the removal of Lessee’s Removable Trade Fixtures, or other alterations, additions, fixtures, equipment and property installed or placed by it in the leased premises (if such removal is so requested by Lessor) shall be capped by Lessee in a safe and workmanlike manner.

7.06    Lessee shall pay the full amount of all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority upon Lessee’s leasehold interest under this Lease and all alterations, additions, fixtures (including Removable Trade Fixtures), inventory and other property installed or placed or permitted at the leased premises by Lessee. Within thirty (30) days after notice from Lessor, Lessee shall furnish Lessor a true copy of receipts evidencing such payment received by Lessee from the governmental authority or other taxing authority assessing such charges.

7.07    Lessor disclaims any warranty of suitability that may arise either by operation of law, or by accepting Lessee’s use of the leased premises and makes no warranty regarding any latent defects or the suitability of the premises for Lessee’s purposes. Lessor makes no warranty, and Lessee releases Lessor from any and all loss, claim, damages, or other liability resulting from the premises, geographic area, condition of streets, roads, highways, utilities, infrastructure, etc. not being suitable, or as anticipated by Lessee, including, but not limited to the loss of customer traffic in or around the building due to road or other construction, detours, damage to utility lines, whether or not any such construction or damage is the result of Lessor’s action or that of any other party. Furthermore, Lessee acknowledges that Lessor offers no warranty of suitability covering any portion of the premises or facilities, including, but not limited to items, materials, equipment, etc. that Lessee has undertaken the maintenance and repair responsibilities thereof. Notwithstanding the forgoing this Lease, and all obligations of Lessee as contained herein are specifically conditioned upon the Leased premises being suitable, due to municipal and other governmental regulations laws and ordinances, for the permitted use as hereinabove defined. This condition precedent shall continue in full force and effect throughout the term of this lease and all extensions thereto. Should any municipality terminate Lessee’s right to operate the permitted use business as hereinabove defined at any time during the entire term of this Lease, plus all extensions then this Lease and all obligations relating thereto of Lessee shall likewise terminate and be of no further force and effect as of the date Lessee is required to cease operations. Lessee shall use all reasonable efforts to defend its right to do business at said Location.

7.08    In any instance where the Lessee undertakes any repair, maintenance, improvement or any other work in regard to the premises Lessee shall not permit any lien to attach to the premises, whether voluntary or otherwise, and in no event shall the premises nor this Lease be subject thereto nor shall Lessor have any liability whatsoever in connection therewith, and Lessee shall protect, indemnify and save Lessor harmless from all such liability and any expense incurred by Lessor in connection therewith, including the protection afforded Lessor under the provisions of Article 8 hereof.

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7.09    Lessee shall not use or suffer or permit any person to use in any manner whatsoever the premises or any part or portion thereof for any purpose calculated to injure the reputation of the premises nor of the neighboring property nor for any purpose or use in violation of the laws of the United States or of the State of Texas or of Fort Bend and/or Harris Counties or of the ordinances of the Cities of Meadows Place and/or Stafford, nor for any immoral or unlawful purpose whatsoever, nor suffer or permit nuisances upon said premises. Lessee shall at all times keep the premises in a neat, clean and sanitary condition, and comply with all valid laws, ordinances, rules and regulations made by the Cities of Meadows Place and/or Stafford or the Counties of Fort Bend and/or Harris or of the State of Texas or the United States or any governmental authority applicable to the occupancy or use of the premises, including all laws, rules and regulations respecting fire and fire hazards, and will not prevent or interfere with compliance by Lessor with any and all such laws, rules and regulations applicable to said premises, and Lessee agrees to take the same care of the premises as a reasonable man would take of its own property, and Lessee shall promptly repair, at Lessee’s cost and expense, any damages to the premises or any part thereof caused by the negligence of Lessee or Lessee’s family, agents, servants, employees, contractors, guests or customers, or otherwise.

7.10    Lessee acknowledges its independent inspection of the premises and same are accepted by it in present condition, and it acknowledges same to be suitable for the purposes and use to be made thereof, subject to the condition precedent for its intended use as hereinabove provided.

ARTICLE 8

INSURANCE

8.01    As additional rent, Lessee will pay to Lessor it proportionate share of all casual insurance on the leased premises and improvements on the leased premises during the term of this Lease, based upon that percentage which the area of the leased premises bears to the total leasable area contained in the Shopping Center Building. Lessee shall pay to Lessor monthly, in advance, on the first day of each month, one-twelfth of the Insurance Charge. Upon request and each time an adjustment is made, Lessor shall furnish Lessee with a notice of the required monthly installment of the Insurance Charge. Upon written request by Lessee, Lessor shall furnish a letter setting forth the amounts of the insurance premiums upon which the Insurance Charge was calculated. The term “Insurance Charge” means Lessee’s proportionate share of the insurance premiums payable by Lessor for any insurance obtained by Lessor with respect to the operation, ownership or use of the leased premises for any calendar year during the Lease Term.

8.02    Lessee agrees to take out and maintain at all times during the lease term a policy of fire and extended coverage insurance on the leased premises (including, but not limited to the rooftop HVAC and plate glass) naming Lessor as Loss Payee. Such policy shall contain a replacement cost endorsement. In the event that there is damage or loss to the leased premises by reason of fire or other casualty, and such fire or casualty is caused in whole or in part by acts or omissions of Lessor, its agents, servants or employees, then Lessee agrees to look solely to its

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insurance proceeds (if any); and Lessee shall have no claim or right of recovery against Lessor, or the agents, servants or employees of Lessor; and no third party shall have any claim or right of recovery by way of subrogation or assignment or otherwise. Such insurance policy shall contain a loss payable clause designating Lessor as loss payee. Lessee shall be responsible for the safety and personal well being of Lessee’s employees. Lessee agrees that Lessor shall not be responsible or liable to Lessee or those claiming under Lessee (including, without limitation, Lessee’s agents, servants, employees, customers and invitees) for injury, death or damage or loss occasioned by the acts or omissions of persons occupying any other part of the leased premises or occasioned by the condition of the leased premises or property of any other occupant of any part of the leased premises or the acts or omissions of any other person or persons present at the building of which the leased premises are a part of who are not occupants of any part thereof, whether or not such persons are present with the knowledge or consent of Lessor, and Lessee agrees to indemnify and hold Lessor harmless from all losses, claims, suits, actions, damages, and liabilities arising (or alleged to arise) therefrom.

8.03    Lessee will take out and maintain, at its own cost and expense, commercial general liability insurance coverage in a minimum amount of $2,000,000.00 combined single limit and shall include products liability coverage. Such policy shall name Lessor (and any of its affiliates, subsidiaries, successors and assigns designated by Lessor) and Lessee as the insureds.    If Lessee is engaged in any way in the sale of alcoholic beverages, either for consumption of alcoholic beverages on the premises or off the premises, Lessee will also maintain liquor liability insurance with the limits of not less than $2,000,000.00 each common cause and $2,000,000.00 aggregate. If written on a separate policy from the commercial general liability policy, such policy shall name Lessor (and any of its affiliates, subsidiaries, successors and assigns designated by Lessor) as an additional insured.

8.04    Lessee, at its own expense, shall provide and maintain in force during the lease term, for all claims, demands, or actions arising out of Lessee’s use and occupancy of the premises in the minimum amount of $2,000,000.00 including coverage in accordance with Environmental Requirements as described in Article 24. The policy shall cover Lessor as well as Lessee and shall be with one or more insurance companies authorized to transact business in Texas and reasonably approved by Lessor.

8.05    Lessee, at its own expense, shall provide and maintain in force during the term of this Lease, for all claims, demands, or actions arising out of an employee’s death or incapacitating personal injury sustained in the course of employment, workers’ compensation insurance through any insurance company or through self-insurance, as provided in the Texas Workers’ Compensation Act.

8.06    Lessee shall furnish Lessor with certificates of all insurance required by this Article. If Lessee does not provide the certificates when Lessor delivers possession to Lessee, or if Lessee allows any insurance required under this Article to lapse, Lessor may, at its option, take out and pay the premiums on the necessary insurance to comply with Lessee’s obligations under this Article. Lessor is entitled to immediate reimbursement from Lessee for all amounts spent to procure and maintain the insurance, with interest at the rate of eighteen percent (18%) annually from the date of payment by Lessor until reimbursement.

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ARTICLE 9

INDEMNIFICATION

9.01    Lessee agrees to indemnify and hold Lessor harmless against any and all claims, demands, damages, costs and expenses, including bond premiums and reasonable attorney’s fees incurred by Lessor, arising from Lessee’s: (i) conduct or management of Lessee’s business, (ii) use of the premises, (iii) breach on the part of the Lessee of this Lease, or (iv) act of negligence of Lessee, its agents, contractors, employees, guests, invitees, licensees, concessionaires, and others claiming by, through or under Lessee in or about the premises.

9.02    Lessor shall have no liability due to the premises or any appurtenance thereof becoming out of repair nor for damage resulting from leakage of water or any other substance, or from latent defects, Lessee agreeing to protect, indemnify and save Lessor harmless from all claims and causes of action in any way relating thereto within the indemnity clause hereof.

9.03    Lessor shall not be liable to Lessee or to any other person on the leased premises for any loss or damage to the person or property of such other person caused by any act of negligence whatsoever or due to any building on the premises or its appurtenances being improperly constructed or being or becoming out of repair and Lessee hereby agrees to indemnify Lessor and hold it harmless from any loss, expense and claims arising out of such damage or injury.

ARTICLE 10

TAXES AND ASSESSMENTS

10.01    As additional rent, Lessee will pay to Lessor it proportionate share of all ad valorem property taxes on the leased premises and improvements on the leased premises during the term of this Lease, based upon that percentage which the area of the leased premises bears to the total leasable area contained in the Shopping Center Building. Lessee shall pay to Lessor monthly, in advance, on the first day of each month, one-twelfth of the Tax Charge, in an amount estimated by Lessor. Upon the written request by Lessee, Lessor shall furnish a letter setting forth the computation of the Tax Charge. Upon receipt of all tax bills and assessment bills attributable to any calendar year during the Lease Term, Lessor shall furnish Lessee with a written statement of the actual amount of the Tax Charge for such year along with copies of the tax statements. If the total amount paid by Lessee under this Section for any calendar year shall be less than the actual amount due from Lessee for such year, as shown on such statement, Lessee shall pay to Lessor on demand the difference between the amount paid by Lessee and the actual amount due; and if the total amount paid by Lessee hereunder for any such calendar year shall exceed such actual amount due from Lessee for such calendar year, such excess shall be credited by Lessor against the Tax Charge due in the subsequent year (or if there is no subsequent year remaining in the Lease Term, such excess shall be offset against any amounts then owing by Lessee to Lessor and any remaining net surplus shall then be refunded by Lessor to Lessee). This Section shall apply to the calendar years in which this Lease commences and terminates, but Lessee’s liability for the Tax Charge for such years shall be subject to a pro rata adjustment based on the number of days of such calendar

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years during which this Lease is in effect. A copy of a tax bill or assessment bill submitted by Lessor to Lessee shall at all times be sufficient evidence of the amount of taxes or assessments assessed or levied against the property to which such bill relates. Prior to or at the Commencement Date and from time to time thereafter, Lessor shall notify Lessee of Lessor’s estimate of Lessee’s monthly installments or Tax Charge due hereunder, which estimate shall continue until Lessor notifies Lessee otherwise. The term “Tax Charge” means Lessee’s proportionate share of the real estate taxes with respect to any calendar year during the Lease Term, together with any costs incurred by Lessor in such year to contest or seek reductions in real estate taxes (including fees of tax consultants and reasonable attorneys fees). Notwithstanding the foregoing, nothing contained herein shall obligate Lessee to pay any Ad Valorem Taxes relating to the Leased Premises or improvements thereon from previous years, including any penalty or interest regarding same, or any penalty and/or interest for any year(s) which Lessee occupies the Premises.

10.02    If there is presently in effect or hereafter adopted any nature of sales tax or use tax or other tax on rents or other sums received by Lessor under this Lease (herein referred to as “Rent Sales Tax”), then in addition to all rent and other payments to be made by Lessee as provided above, Lessee will also pay Lessor a sum equal to the amount of such Rent Sales Tax. The term “Rent Sales Tax” shall not include any income taxes applicable to Lessor.

10.03    In addition to the above, Lessee must pay all taxes and assessments levied or assessed upon any alterations, additions or fixtures and equipment, or other property which Lessee places on or about the leased premises. No portion of the taxes or assessments paid by Lessee under the terms of this Article shall be credited against any other rental obligation hereunder.

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ARTICLE 11

ASSIGNMENT ASSUMPTION AND SUBLETTING

11.01    Assignment by Lessor. Lessor shall the absolute and unconditional right to assign this Lease without the written consent of Lessee.

11.02    Assignment and Assumption by Lessee. As other Leases on, in or about the shopping center and/or property owned by Lessor expire, Lessor agrees not to lease the Premises or to extend said Lease, and further agrees to allow Lessee to occupy these spaces as Lessee under this Lease without rental increase for said space. Attached as Exhibit E is the Lease Roll, listing the name of all Current Lessees on the Premises and the applicable date of termination of the Leases of said Lessees.

11.03    Lessee shall have the absolute right to sublet and/or subdivide any space on the Leased Premises in association with its intended use, including the right to collect rents, occupy space, and grant Leases in businesses reasonably associated with its intended use of the premises, without authorization or permission of Lessor. Nothing contained in Section 11 shall act to relive Lessee of any liability for payment of rent to Lessor in accordance with the terms of this Lease.

ARTICLE 12

LESSOR’S LIEN

12.01    To secure payment of all rental obligations and obligations for insurance and tax escrow payments due and to become due hereunder, and the faithful performance of this Lease by Lessee, Lessee hereby grants an express security interest and lessor’s line to Lessor on all property, chattels or merchandise which Lessee and those in privity with it may place in or about the leased premises, save and except inventory. Lessor agrees to subordinate any lien, whether contractual or statutory, whether as Landlord or otherwise to the inventory of Lessee. Lessor will not unreasonably withhold its consent to specifically subordinate to any purchase money security interest in and to any fixtures or equipment installed at the leased premises in accordance with the terms of this Lease; however, such consent shall be by writing only and given only in the event Lessee is not in default hereunder.

ARTICLE 13

DEFAULT

13.01    If Lessee should fail (i) to pay the full amount of any rental obligation when due or (ii) to pay any monthly tax escrow payment when due or (iii) to cure any other default, or where Lessee shall make or suffer an assignment for the benefit of its creditors or becomes insolvent, or files or suffers a petition in bankruptcy, or under any portion of the Bankruptcy Act, or is adjudicated a bankrupt, or abandons the premises, or if the Lessee’s leasehold estate is sold or attempted to be sold or seized under any judicial process, or under execution, or passes by operation of law or in any manner which is involuntary as to Lessee, without the necessity of notice or demand, Lessor by reason of any of the foregoing occurrences, in addition to any other right or remedy at law or in equity may, at Lessor’s option, either terminate this Lease or without terminating this Lease, terminate Lessee’s right to possession, and Lessor may re-enter and reposes

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the premises (any damage by reason of such re-entry being hereby waived). Lessor may institute any action for recovery of rental obligations and other damages suffered by Lessor as the same accrue or at the end of the term of this Lease, or may treat Lessee’s default as an entire breach of lease and recover rental obligations for the remainder of the term and such other damages to which Lessor may be entitled, either in one or in separate and distinct actions, in addition to Lessor’s rights and remedies at law and in equity, as Lessor may from time to time elect to exercise. Cumulative of the foregoing, Lessor may re-enter, repossess and rent the premises or any part thereof to anyone at such rental, and upon such provisions, terms and conditions as Lessor deems practicable, and credit to Lessee any rental thus received, less the expenses of re-renting, including broker’s commissions and making said premises suitable for use by subsequent tenancies, all of which shall constitute rental obligations of the Lessee. Lessor shall, in no event, be liable for failure to re-rent the premises or if the premises are re-rented, for failure to collect the rent due under such re-renting, nor shall Lessee be entitled to any surplus rents should the rental be greater than that now or hereafter specified, at any time hereafter. Any re-entry by Lessor shall be without prejudice to any right or remedy of Lessor for its damages, including collection of any unpaid rental obligations.

13.02    In addition to the foregoing, Lessee in the event of its default shall be obligated to pay reasonable expenses incurred by Lessor for the collection of any rental obligation and/or the enforcement of this lease against the Lessee, including reasonable attorney’s fees, all being rental obligations on Lessee’s part.

13.03    To give effect to Lessor’s security interest and liens, following default hereof by the Lessee and notice to the extent hereinabove required, Lessor shall have the further right to thereafter reenter the premises and take possession of the supplies, chattels, furniture, fixtures, and other property owned by Lessee or placed in the premises, and after giving Lessee at least ten days’ written notice in the manner hereinafter prescribed of the time, place and date of sale, may proceed to conduct a private or public sale of said property at one or more sales, and to deliver title thereto to the highest bidder for cash, applying the proceeds of such sales to the payment of Lessee’s rental obligations and other damages, accrued and to accrue, in such order as Lessor may elect. Lessor shall have the right to bid in at such sale to the same extent as any third party. Lessor shall have the further right, in the contingency herein stated, to padlock the premises or remove all of said property to a public or private warehouse at Lessee’s expense, without the necessity of any further notice in this regard.

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ARTICLE 14

EMINENT DOMAIN

14.01    If all of the premises is taken during the term of this Lease by right of eminent domain or by condemnation, then this Lease shall terminate, and all right, title and interest of the Lessee in this leasehold estate shall vest entirely in Lessor at the time of the taking, as that term is hereinafter defined. In the event of a partial taking, by Eminent Domain Lessee may elect, in its sole discretion, to terminate the Lease in the event that the taking reduced materially and substantially interferes with the conduct of its business as hereinabove described. In the event that Lessee elects to continue the Lease the minimum rental shall be proportionately for the balance of the term.

14.02    All sums awarded or agreed upon between Lessor and the condemning authority for the taking of the fee, whether as damages, compensation, or otherwise, are hereby set over, assigned and are vested in Lessor free of all claims, right, title and/or interest of Lessee, and all of such sums of every nature will be the property of the Lessor.

14.03    A voluntary conveyance by Lessor to any authority under threat of taking under the power of eminent domain or condemnation in lieu of formal proceedings shall be deemed a taking within the meaning of this Article. Lessor is hereby vested with the sole and exclusive right to enter into any form of conveyance and upon such terms, provisions and conditions as Lessor in its sole discretion may deem advisable or appropriate under the then existing circumstances, free and clear of any claim, right, title, interest or equity on the part of the Lessee.

14.04    The taking of any easement or right-of-way shall not impair or affect this Lease in any manner whatsoever, whether by voluntary conveyance or by formal proceedings and Lessee shall have no right, title, interest or equity in the proceeds received in connection therewith by Lessor.

14.05    A “taking” as that term is used herein shall mean the date that physical possession of the leased premises or the part thereof, as the case may be, is acquired by the authority exercising said power whether such taking is under formal proceedings or by voluntary conveyance by Lessor.

ARTICLE 15

CERTAIN DAMAGE TO PREMISES

15.01    In the event that the premises shall be partially damaged (as distinguished from “substantially damaged” as that term is hereinafter defined) by fire, the elements, casualty, or by any other cause, Lessee agrees to give Lessor immediate notice thereof and subject to the provisions of paragraph 14.05 hereof, Lessor may forthwith proceed to repair such damage and restore the premises, or so much thereof as was originally constructed by Lessor to substantially their condition at the time of such damage, to the extent to which insurance proceeds may be available for such repair or restoration; but Lessor shall not be responsible for any delay which may result from any cause beyond its control.

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15.02    In case during the term hereof, the premises shall be substantially damaged or destroyed by fire, the elements, or casualty, Lessor shall have the option to terminate this Lease or rebuild the premises. In the event Lessor elects to rebuild the premises, this Lease shall remain in full force and effect, and Lessor shall, proceeding with all reasonable dispatch, repair or rebuild the leased premises, or so much thereof as was originally constructed by Lessor, to substantially their condition at the time of such damage or destruction to the extent to which insurance proceeds may be available for such repair or restoration (subject, however, to zoning laws, deed restrictions and building codes then in existence), but Lessor shall not be responsible for any delay which may result from any cause beyond its reasonable control.

15.03    In the event that the provisions of the preceding two paragraphs of this section shall become applicable, the minimum rent shall be abated or reduced proportionately during any period in which, by reason of any such damage or destruction, taking into consideration to the extent to which Lessee may be required to discontinue its business in the leased premises. Nothing in this paragraph shall be construed to abate or reduce percentage rent, if any. In the event of termination of this Lease pursuant to this Article, this Lease and the term hereof shall cease and come to an end as of the date of such damage or destruction.

15.04    The terms “substantially damaged” and “substantial damage” as used in this section shall have reference to damage to the premises of such a character that in Lessor’s sole opinion as cannot be expected to be repaired or within one hundred and twenty (120) days from the date of such loss.

15.05    Notwithstanding anything to the contrary herein, should the damage to the premises be caused by the fault or negligence of the Lessee, its agents, representatives and/or those in privity with it, Lessee shall at once repair such damage at its own cost and expense if such loss is not covered by Lessee’s insurance, if any, or the extent that same is insufficient to do so; or should said damage not be covered by Lessor’s insurance or should the same be inadequate to repair such damage, regardless of the cause therefore, Lessor may elect not to make said repairs and in which event shall give notice thereof within sixty (60) days from notice by Lessee of such damage, and this Lease shall then terminate.

ARTICLE 16

ENJOYMENT OF THE PREMISES BY LESSEE;

SURRENDER OF PREMISES; HOLDING OVER

16.01    Lessee shall peaceably hold and enjoy the premises during the term of this Lease if Lessee pays all rental obligations to Lessor and otherwise discharges and performs all of Lessee’s obligations pursuant to this Lease, time being of the essence.

16.02    Holding over by the Lessee after the end of the term of this Lease (whether under the primary term or under the option terms) if any, shall not extend the term of this Lease, but shall constitute Lessee a tenant at the will and sufferance of Lessor, and Lessee shall pay to Lessor the sum of $5,000 per day as rent during said tenancy at sufferance.

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ARTICLE 17

RELEASE OF LESSOR

17.01    In the event Lessor shall convey the premises or any part thereof, then from and after the effective date of such conveyance, Lessor shall have no further liability under this Lease.

ARTICLE 18

SIGNS

18.01    Lessor owns an undivided one-half interest in a lighted billboard for the Mall Tract portion of the leased premises. The owner of the other one-half interest in this sign is Sohani. Lessor and Sohani have a written agreement that defines who has use of what portion of the sign and how costs associated with the operation of the sign are split. Lessor hereby grants to Lessee as a part of this Lease, the right to exclusive use of the sign for any purpose including but not limited to the purpose of advertising Lessee’s business. Lessee shall pay for all costs of operation of the sign that are the obligation of Lessor pursuant to its agreement with Sohani. Lessee agrees not to interfere, subject to the foregoing with another Lessee’s signs.

ARTICLE 19

SUBORDINATION

19.01    Upon a determination by Lessee that the leased premises are suitable for the Lessee’s intended use as set forth above in Section 2.01 and satisfaction to Lessee of the contingencies set forth in Article 29, such determination and satisfaction being set forth in writing in a certificate to such effect signed by Lessee and delivered to Lessor as set forth in Article 29,

(1)	this Lease shall not be subject and subordinate to the lien of any present or future mortgage now or hereafter placed upon Lessor’s interest in said premises, or any part thereof, and

(2)

Lessor agrees to have executed and delivered upon execution by Lessor to Lessee such instruments which Lessee may reasonably deem necessary by the Mortgagee holding a Deed of Trust Lien on the Leased Premises, agreeing for good and valuable consideration to, (i) honor this Lease, per its expressed terms and term of years and to (ii) subordinate the mortgage to this Lease such that Lessee, upon default by Lessor and notice by Lessee to Mortgagee, shall, upon notice, pay rent directly to Mortgagee.

(3)	Nothing contained herein shall prejudice Lessee’s right to terminate this Lease should Lessor’s right to do business is terminated by the city.

ARTICLE 20

NOTICES

20.01    All notices provided to be given under the Lease shall be given by certified mail or registered mail addressed to the property party, at the following address:

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Lessor: Beechnut FEC LLC

Attn: Frank Khan, Manager

1618 Keenen Ct.

Houston, TX 77077

Lessee: Left Gate Property Holding, Inc. d/b/a Texas Direct Auto

Attn: Rick Williams, President

12053 Southwest Freeway

Stafford, TX 77477

Such addresses may be changed from time to time by either party by giving notice as provided above. A post office receipt for registration or certification, as the case may be, return receipt requested, of such notice shall be conclusive that such notice was delivered in due course of mail, if mailed as provided above.

20.02    This Lease is performable and the considerations herein are due and payable in Harris County, Texas, where venue and jurisdiction shall lie in all matters affecting this Lease.

ARTICLE 21

NOTICE TO LESSOR

21.01    Lessee will give Lessor written notice of any alleged default by Lessor, specifying the particular default and pointing out the provision of the Lease allegedly violated, after which Lessor will have thirty (30) days to commence and thereafter with reasonable diligence, remedy such default, the provisions of Article 12 or elsewhere to the contrary notwithstanding. In any instance where Lessor is obligated to take any course of action, including any duty to repair, or re-work repairs previously undertaken, the aforementioned notice shall be deemed a condition precedent to any liability of Lessor, and in addition to the foregoing, Lessor shall have no liability for delays caused by weather, strike, union disagreement, riot, casualty, material or labor shortage, acts of God, and/or any other cause beyond Lessor’s control.

ARTICLE 22

WAIVER OF SUBROGATION RIGHTS

22.01    With reference to any and all insurance now, and as well as that hereafter, in effect concerning the above mentioned building and any of its present, and as well any of its future contents, it is agreed by and between the parties hereto, so long as their Lessor-Lessee relationship continues as to the leased premises, and to the extent that the parties may do so without affecting their respective rights under their respective insurance, that: Lessor, to the extent Lessor obtains the proceeds under any insurance policy covering all or any portion of the above described premises hereby waives, and releases Lessee from, all rights of subrogation in favor of the insurance carrier under said policy or policies against Lessee; and Lessee, to the extent Lessee obtains the proceeds under any insurance policy covering all or any portion of the above described premises hereby waives, and releases Lessor from, all rights of subrogation in favor of the insurance carrier under said policy or policies against Lessor.

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ARTICLE 23

ENVIRONMENTAL

23.01    As used herein, “Hazardous Substance” shall mean any substance, material, or waste that is regulated by any federal, state or local government or quasi-governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity; and “Environmental Requirements” shall mean all legal requirements relating to industrial hygiene, protection of human health, hazard communication, employee rights-to-know, environmental protection, or the use, handling, storage, disposal, control, transportation or emission of any Hazardous Substance.

23.02    Lessee shall not cause or knowingly permit any Hazardous Substance to be brought upon, generated, kept or used in or about the leased premises by Lessee or any of Lessee’s employees, agents, officers, directors, invitees, or licensees, without Lessor’s consent, which consent may be given or withheld in Lessor’s sole discretion. Lessor may condition its consent upon any terms and conditions deemed reasonable by Lessor, including without limitation, manner and method of disposal of any Hazardous Substance. Notwithstanding the foregoing sentences of this Article 23.02, Lessee shall be permitted to bring onto, keep or use in the premises consumer products that are used in the ordinary course of business of Lessee, provided that: (i) such consumer products are not used or stored in quantities that would require any notification or reporting under any environmental law or regulations, or warnings to any persons located anywhere outside the leased premises, if the entire quantities were released into the environment, (ii) Lessee inform Lessor in writing from time to time the nature, quantity and use of such consumer products, and (iii) Lessee otherwise complies with the provisions in this Article 23.

23.03    Lessee shall promptly deliver to Lessor copies of any reports or emergency response business plans made to or filed with any governmental entity arising out of or relating to any Hazardous Substance on or from the leased premises, and, upon Lessor’s request, copies of all hazardous waste manifests reflecting the disposal of all Hazardous substances removed by Lessee from the leased premises. If any time Lessee shall become aware or have reasonable cause to believe that any Hazardous Substances have come to be located in or about the leased premises, or that any known Hazardous Substances have been or may be released into the environment, Lessee shall immediately give notice thereof to Lessor.

23.04    Lessee shall at its expense fully comply with all Environmental Requirements, prudent industry practices and the reasonable recommendations of Lessor regarding the use, handling, disturbance, management or disposal of Hazardous substances permitted pursuant hereto. Upon expiration or earlier termination of the Lease, Lessee shall cause to be removed from the leased premises and disposed in accordance with all applicable Environmental Requirements and prudent industry practices minimizing to the greatest extent possible any potential liability to Lessor as a result of such removal of, all Hazardous Substances that Lessee or any employee, officer, director, agent, licensee or invitee of Lessee caused or permitted to be located there. If the presence of such Hazardous substances results in contamination of any portion of the leased premises, Lessee shall be solely responsible for the expense of returning the affected portion of the leased premises to the condition existing prior to such contamination; provided, however, that Lessee shall not take any remedial action (except in emergencies) without first notifying Lessor and obtaining Lessor’s approval.

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23.05    Lessee agrees to indemnify and hold Lessor and Lessor’s employee, officer, director, agent, licensee or invitee harmless from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, (including without limitation reasonable attorneys’ fees, consultant fees, expert fees, and costs) arising out of or in connection with the presence of any Hazardous Substance in the leased premises, the removal, storage, transportation, and disposal of such Hazardous Substance, Lessee’s failure to comply with any and all Environmental Requirements in connection with any Hazardous Substance, any claims made by any of Lessee’s employees, agents, officers, directors, licensees or invitees arising out the presence, removal, storage or transportation of any Hazardous Substance on or from the leased premises, and Lessee’s use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of any Hazardous Substances in, on, under, to, about, or from the leased premises or any portion of the leased premises.

23.06    The representations, warranties and indemnification by Lessee contained in this Article 23 shall survive this Lease Agreement.

ARTICLE 24

CONDITION OF PREMISES; IMPROVEMENTS TO PREMISES

24.01    LESSEE ACKNOWLEDGES THAT LESSOR HAS DELIVERED THE PREMISES IN “AS-IS” CONDITION AND MADE NO WARRANTIES TO LESSEE AS TO THE CONDITION OF THE LEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND LESSOR AND LESSEE EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE SUITABLE FOR LESSEE’S INTENDED COMMERCIAL PURPOSE, AND LESSEE’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LESSOR OF ITS OBLIGATIONS HEREUNDER, AND LESSEE SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESSED OR IMPLIED.

24.02    Lessee may make improvements to the premises at Lessee’s sole cost and expense. Notwithstanding the foregoing sentence or any other provision of this Lease, under no circumstances may Lessee remove, tear down and/or demolish the existing walls of the “cinema building,” which is a portion of the structure located on the Mall Tract which was formerly used as a movie cinema. At some point in the future, Lessor may elect to open a cinema again and if the existing walls that divide the cinema building into six separate theaters are removed, torn down, and/or demolished, it would cost the Lessor a lot of money to re-build them. For this reason, Lessee has no right to remove, tear down, and/or demolish these walls.

24.03    Lessor grants to Lessee the right to install a fence around the leased premises in order to provide a measure of security for vehicles it is selling, provided that Lessee shall not fence in any portion of the premises or of the premised leased to Lessee by Sohani or that is currently being used or may in the future be required for use by any other tenant of Lessor.

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24.04    More specifically, Lessor owns a tract of land adjacent to and southeast of Sohani’s property that Lessee is simultaneously leasing (which property is adjacent to the southbound feeder road for Highway 59) on which is located a structure that is currently used as a restaurant. This restaurant is not located on the premises of either this Lease or the lease that Lessee will simultaneously enter into with Sohani. It is the intent of this provision that Lessee will not fence in any of the parking spots that are currently being used by this restaurant or that may, in the future, be required for use by the restaurant. Lessor and Sohani have a separate agreement concerning shared parking that also addresses this matter.    Lessee acknowledges that (1) Lessor will need a certain minimum number of parking spaces for this restaurant as dictated by the City of Meadows Place and that number may vary at some point during the primary or extended term of this Lease, (2) some of the current and/or future required parking spaces for the restaurant may be on the property that is owned by Sohani, (3) there is an agreement between Lessor and Sohani concerning the use of parking spaces that governs the use of a portion of the property that Lessee is going to lease from Lessor and from Sohani, (4) this Lease is subject to that parking agreement between Lessor and Sohani, and (5) Lessee will not fence in any portion of the premises or, if already fenced in, will remove such fencing of parking spaces as is necessary for Lessor to comply with the minimum parking space requirements of the City of Meadows Place for use by the restaurant.

ARTICLE 25

RIGHT OF FIRST REFUSAL; OPTION TO PURCHASE

25.01    Right of First Refusal. Lessor hereby grants to Lessee a right of first refusal to purchase the premises, or any portion thereof, if Lessor elects to sell the premises. This right shall be exercisable during the primary 98-month term, and during the extended 60-month term if Lessee elects to extend the term. Upon receipt of a fully executed sales contract to sell the premises, Lessor shall present the contract to Lessee and Lessee shall thereafter have a period of thirty (30) days to match the offer and present the Lessor with an identical contract for purchase of the property. Lessor agrees to make any contract for the sale of the premises during the primary term or extended term subject to this right of first refusal in favor of Lessee. If Lessee does not exercise its option by presenting a contract with identical terms, then this option shall expire and Lessor shall be free to sell the property as contemplated in the contract that Lessee declined to match. The same procedure shall be used for subsequent contracts during the primary and extended terms. Lessor agrees to the filing of a memoranda of this right in the Deed Records of Fort Bend County Texas.

25.02    Option to Purchase. Lessor hereby grants to Lessee an option to purchase the premises at the then reasonable market price of the property at any time from the end of the primary 98-month term through the end of the extended term of this Lease, i.e. this option shall only apply during the extended term, if Lessee elects to the extend the term of the Lease beyond the primary 98-month term. The purchase price for this option shall be based on negotiated by agreement by Lessor and Lessee. If Lessee wishes to exercise this option to purchase, Lessee shall obtain an appraisal of the premises from a MAI-certified appraiser. Upon receipt of such appraisal, Lessor

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can then elect to obtain a 2nd appraisal from another MAI-certified appraiser. Lessor and Lessee agree to work together in good faith to reach an agreement on the purchase price based on the average of the two appraisals. This agreement is enforceable by Specific Performance. If necessary, Lessor may obtain a 3rd appraisal to assist in the determination of the purchase price.

ARTICLE 26

COMMISSION

26.01    Upon (1) execution of this Lease by Lessor and Lessee and (2) Lessor’s receipt from Lessee of written satisfaction of the Conditions to Acceptance of Lease set forth below in Article 28, Lessor shall be obligated to pay to Commercial Fine Properties a commission of $80,000.00. This commission is payable in two equal installments of $40,000.00 each, one payable upon (1) execution of this Lease by Lessor and Lessee and (2) Lessor’s receipt from Lessee of written satisfaction of the Conditions to Acceptance of Lease set forth below in Article 28, and one payable upon Lessee taking possession of the premises.

26.02    If Lessee exercises its option to renew the term of the Lease as provided in Article 4, Lessor shall pay to Commercial Fine Properties a commission equal to 2% of the total base rent paid during the extended term, which sum equals $84,000.00 assuming the total base rent paid during the extended term is $4,200,00.00.

26.03    If Lessee purchases the premises from Lessor during the primary term or the extended term of the Lease, either through exercise of Lessee’s right of first refusal during the primary or extended term or its option to purchase during the extended term as provided in Article 25, Landlord shall pay to Commercial Fine Properties a commission equal to 3% of the sales price for the premises.

ARTICLE 27

ACCESS EASEMENT

27.01    Lessee hereby grants to Lessor an ingress/egress easement across that portion of the premises described on Exhibit “B” so that Lessor can have access from Dorrance Lane to the northern portion of the 3.139 acre tract that is owned by Lessor. The northern portion of this tract is land locked without this easement, so grant of this access easement is critical to Lessor. Lessor does not currently have this property leased to anyone else but may lease it in the future. Lessee agrees at its own expense to make such accommodations as are necessary, including but not limited to altering any fencing on the property, so that Lessor can have access to the northern half of this property at such time(s) during the term of this Lease as Lessor requests.

ARTICLE 28

GENERAL PROVISIONS

28.01    Paragraph headings throughout this instrument are for convenience and reference only, and the words contained in such headings shall in no way be construed to explain, modify, amplify or aid in the interpretation or meaning of the provisions of this Lease.

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28.02    This Lease constitutes the entire agreement between Lessor and Lessee, no other or contemporaneous promises or representations, whether written or oral, shall be binding on them and this Agreement shall not be amended, modified or changed in any way except by written instrument signed by the parties hereto.

28.03    No receipt of money by Lessor from Lessee after (i) the termination of this Lease shall reinstate, confirm or extend this Lease, nor (ii) affect any prior notice by Lessor to Lessee. No extension of this Lease shall be valid unless specifically stipulated in writing by Lessor in the manner strictly set forth in this Lease. No waiver by Lessor of any default or breach of any term, provisions or condition of this Lease shall be deemed to be a waiver of any breach of the same or of any other term, provision or condition of this Lease. The rights and remedies provided by this Lease are cumulative, and the use of any one right or remedy by Lessor shall not preclude or waive its right to use any or all other remedies. Lessor’s rights and remedies provided in this Lease are in addition to any other right or remedy which Lessor may have by law, statute, ordinance or otherwise.

28.04    Lessee will not load or unload any trucks or permit any trucks serving the leased premises, whether owned by Lessee or not, to be loaded or unloaded in the leased premises except in the areas designated for such use by Lessor.

28.05    This Lease shall be binding upon and inure to the benefit of the heirs, legatees, devisees, executors, administrators, successors and assigns of the respective parties hereto, who may come into possession of the premises in any manner whatsoever.

28.06    Time is of the essence of this Agreement.

ARTICLE 29

CONDITIONS TO ACCEPTANCE OF LEASE

29.01    Conditions to Lessee’s Acceptance of Premises. Lessee’s obligations under this Lease are subject to the following conditions:

1.	Lessee must be able to erect a fence around the premises in order to secure its inventory of automobiles, except around the restaurant as provided above in Section 24.04.

2.	Lessee must be able to obtain any city, county and/or state permits that may be necessary to operate its business on the premises.

3.	Lessee must be able to obtain a lease from Sohani for the property adjacent to the premises on the same basic terms and conditions as this Lease.

Lessee shall have one hundred and twenty (120) days after execution of this Lease to determine if the three above conditions are satisfied. Prior to the expiration of this one hundred and twenty (120) day period, Lessee agrees to deliver a written certificate to Lessor stating whether the three conditions above have been satisfied. If Lessee fails to deliver this written certificate with one

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hundred and twenty (120) days after execution of this Lease, the three conditions above shall be deemed to be satisfied and these three items shall no longer be conditions to the effectiveness of this Lease and all terms of the Lease shall be in full force and effect, subject only to Section 7.07 regarding permitted continued use by municipalities.

IN WITNESS WHEREOF, the undersigned Lessor and Lessee hereto executed this Lease Agreement as of the day and year first above written.

LESSOR:		LESSEE:

Beechnut FEC, LLC,		Left Gate Property Holding, Inc. d/b/a Texas Direct Auto,
a Texas limited liability company

By:	/s/ Farooq Khan	By:	/s/ Rick Williams
	Farooq Khan, Manager		Rick Williams, President

By:	/s/ Asma Khan
Asma Khan, Manager

Mortgagee:

By:

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AMENDMENT TO LEASE AGREEMENT REGARDING RESTAURANT

Recitals

WHEREAS, on or about May     , 2011, Beechnut FEC LLC, a Texas limited liability corporation (“Beechnut”), as Lessor, and Left Gate Property Holding, Inc. dba Texas Direct Auto, a Texas corporation, as Lessee, entered into a Lease Agreement (the “Lease Agreement”) concerning the real property referred to in the Lease Agreement as the “Leased Premises.” Attached to this Lease as Exhibit “A” is a legal description of the Leased Premises and an aerial photograph that shows the Leased Premises and the two adjacent properties called the Sohani Tract and the Restaurant Tract, each of which are hereinafter defined,

WHEREAS, the Sohani Tract refers to the adjacent real property that Lessee is concurrently leasing from Sohani Heritage Trust (“Sohani”) pursuant to a lease agreement (the “Sohani Lease”) with terms similar to the Lease Agreement.

WHEREAS, Article 25 of the Sohani Lease grants to Lessee a right of first refusal and an option to purchase the Sohani Tract,

WHEREAS, as provided in Section 24.04 of the Sohani Lease, Beechnut owns a small tract of land adjacent to the Leased Premises and the Sohani Tract on which there is a building for a restaurant (the “Restaurant Tract”). Operation of the restaurant in accordance with the required governmental codes and laws requires a certain minimum number of parking spaces dedicated for use by the restaurant. The Lease Agreement and the Sohani Lease prohibit the Lessee from fencing in any portion of the Leased Premises or the Sohani Tract that is now or in the future may be used for parking spaces required by government codes or laws for operation of the restaurant;

WHEREAS, the Restaurant Tract does not contain the required minimum number of parking spaces for operation of the restaurant, so Beechnut entered into an agreement with Sohani (the “Parking Agreement”) which provides that the owner of the Restaurant Tract (which is currently Beechnut) can use some of the parking spaces on the Sohani Tract for parking for the restaurant. This Parking Agreement is critical to Beechnut’s ability to lease the Restaurant Tract for use as a restaurant and all the parties hereto recognized this fact by agreeing to the provisions of Article 24.04 of the Lease Agreement and the Sohani Lease.

WHEREAS, Beechnut, Lessee and Sohani all wish to amend the Sohani Lease in order to provide that Lessee’s right of first refusal and option to purchase granted in the Sohani Lease does not apply to any portion of the Sohani Tract that is covered by the Parking Agreement. According, Beechnut Lessee and Sohani agree as follows:

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Agreement

1.    Lessee acknowledges that the Restaurant Tract, which is currently owned by Beechnut, uses a portion of the parking spaces located on the Sohani Tract.

2.    Lessee agrees that the right of first refusal and the option to purchase granted to Lessee by the Sohani Lease does not apply to any portion of the Sohani Tract that is used for parking purposes by the owner of the Restaurant Tract.

3.    Except as stated herein, the terms of the Sohani Lease remain in full force and effect.

Executed to be effective this      day of May, 2011.

BEECHNUT:		LESSEE:

	Beechnut FEC, LLC, Texas a Texas limited liability company	Left Gate Property Holding, Inc. dba Direct Auto, a Texas corporation

By:	/s/ Farooq Khan	By:	/s/ Rick Williams
	Farooq Khan, Manager		Rick Williams, President

By:	/s/ Asma Khan
Asma Khan, Manager

SOHANI:

Sohani Heritage Trust,
a Texas trust

By:	/s/ Shiraz Ali
Shiraz Ali, Trustee

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EXHIBIT “A”

TO LEFT GATE PROPERTY HOLDING, INC. D/B/A TEXAS DIRECT AUTO/

BEECHNUT FEC LLC LEASE

Name of the Tenant:		Lease Expiration Date:

1) Blue Flam Production,	(Cinema)	July 31st 2011

2) India Bazaar Groceries	(Grocery Store)	July 31st 2011

3) Mughal Garden	(Banquet Hall)	July 31st 2011

All these lease holders are to be given possession of the property by the above mentioned dates or cancel their lease on or before that date.

Once the Lessee (Texas Direct Auto) gives a written notice of City Approval of its Application for Amended Use the above leases will be canceled.

Terra Surveying Company, Inc.

JAMES ALSTON SURVEY
A-101
MEADOWS ASSOCIATES
DORANCE LANE (WIDTH VARIES)
PARCEL NO. 112B
U.S. 59 (300')
NOTES:
INITIAL
RIGHT OF WAY SKETCH
SHOWING PROPERTY OF
MEADOWS ASSOCIATES
EXISTING
TAKING
REMAINING

4900 Woodway, Suite 1000 – Houston, Texas 77088 – (713) 993-0327 – Fax (713) 993-9231

Exhibit “A”

METES AND BOUNDS DESCRIPTION

RESTAURANT TRACT

1.1424 ACRES (49.764 SQUARE FEET)

JAMES ALSTON SURVEY, ABSTRACT NUMBER 101

FORD BEND COUNTY, TEXAS

Being a tract or parcel containing 1.1424 acres (49.764 square feet) of land situated in the James Alston Survey, Abstract Number 101, Fort Bend County, Texas, being a portion of that certain called 22.941 acre tract of record in Volume 1398 Page 417 of the Ford Bend County Deed Records, Fort Bend County, Texas, said 1.1424 acre tract being more particularly described as follows.

BEGINNING at a 5/8 inch Iron rod found marking the intersection of the southerwesterly right-of-way (R.O.W.) line of Dorrance Lane (width varies) with the northwesterly R.O.W. line of U.S. Highway 59 (width varies):

THENCE, South 44°08’00” West, along the northwesterly R.O.W. line of said U.S. Highway 59, 197.05 feet to a point;

THENCE, North 44°55’00” West, departing said norwesterly R.O.W. line, 244.00 feet to a point for the westerly corner of the herein described tract;

THENCE, North 44°05’00” East, 207.00 feet to a point in the southwesterly R.O.W. line of the aforementioned Dorrance Lane for the northerly corner of the herein described tract;

THENCE, along said southwesterly R.O.W. line, the following courses:

South 45°55’00” East, 94.75 feet to a 5/8 inch iron rod found marking the beginning of a curve to the right;

49.88 feet along the arc of said curve to the right, having a radius of 500.00 feet, a central angle of 05°43’30”, and a chord which bears South 43°03’15” East, 49.94 feet to a 5/8 inch iron rod found marking the end of said curve;

South 40°11’30” East, 49.74 feet to a 5/8 inch iron rod found marking the beginning of a curve to the left:

49.96 feet along the arc of said curve to the left, having a radius of 500.00 feet, a central angle of 05°43’30” and a chord which bears South 43°03’12” East, 49.94 feet to the POINT OF BEGINNING and containing 1.1424 acres (49,764 square feet) of land.

Compiled by: Robert Gabler

Checked by: George Collson

TERRA SURVEYING COMPANY. INC.

4900 Woodway, 10th Floor

Houston, Texas 77058

April 2, 1980

TSC Project Number 1850-9020-5

MB11424

EXHIBIT “A”

Being a tract or parcel containing 14.457 acres (629,745 square feet) of land, situated in the James Alston Survey,

Abstract Number 101, Fort Bend County, Texas being out of and all of the 0.9153 acres conveyed to Meadvest Limited Partnership, of record in Fort Bend County Clerk’s Files (F.B.C.C.F.) Number 9669300 and Harris County Clerk’s File Number S174462, and being out of and a part of that certain called 22.94 acre tract of record in Volume 1396, Page 417, F.B.C.D.R., and being all of that certain called 2.000 acre tract of record in Volume 1403, Page 756, F.B.C.D.R., said 14.457 acre tract being more particularly described as follows (bearings are based on said deed of record in Volume 2223, Page 59, F.B.C.D.R.):

COMMENCING at a 5/8 inch iron rod found marking the intersection of the southwesterly right-of-way (R.O.W.) line of Dorrance Lane (width varies) with the former northwesterly R.O.W. line of U.S. Highway 59 (based on a 300 foot width);

THENCE, South 44 deg. 05 min 00 sec. West, along said formerly northwesterly R.O.W. line of said U.S. Highway 59, a distance of 663.87 feet to a 5/8 inch iron rod found marking the most easterly corner of that certain called 7.00 acre tract of record in Volume 28, Page 16 of the Fort Bend County Plat Records (F.B.C.P.R.), Fort Bend County, Texas;

THENCE, North 45 deg. 55 min. 00 sec. West, along the northeasterly line of said 7.00 acre tract, a distance of 677.61 feet to a 5/8-inch iron rod act marking the most northerly corner of said 7.00 acre tract and the POINT OF BEGINNING of the herein described tract;

THENCE, South 44 deg. 05 min 00 sec West, along the northwesterly line of said 7.00 acre tract, a distance of 450.01 feet to a 5/8 inch iron rod found for corner;

THENCE, North 45 deg. 55 min 00 sec West, along the most easterly line of a tract of land conveyed to Paul R. Lawrence, Trustee, of record in Volume 2679, Page 2196, Fort Bend County Official Records (F.B.C.O.R.), a distance of 204.06 feet to a 5/8 inch iron rod set marking an angle point;

THENCE, North 70 deg. 31 min 00 sec. West, along the said Paul R. Lawrence, Trustee tract, a distance of 438.09 feet to a 5/8 inch iron rod set marking an angle point;

THENCE, North 44 deg. 05 min. 00 sec. East, along a tract of land conveyed to the City of Meadows of record in Volume 1827, Page 2608, Fort Bend County Official Records (F.B.C.O.R.) at a distance of 244.68 feet along the easterly line of a tract of land conveyed to the City of Meadows, Texas recorded in Volume 1827 Page 2608, Fort Bend County Official Records (F.B.C.O.R.) and passing the most southerly corner of The Meadows Section One of record in Volume 156, Page 87, Harris County Map Records, Harris County, Texas and in Volume 6, Page 12 F.B.C.P.R. and continuing along the southeasterly line of said The Meadows, Section One, in all a distance of 803.47 feet to a 5/8 inch iron rod set marking an angle point in the southeast line of said The Meadows, Section One;

THENCE, North 19 deg. 59 min 10 sec. East, continuing along the southeasterly line of said The meadows, Section One, a distance of 202.46 feet to a 5/8 inch iron rod found in the southwesterly R.O.W. line of the aforementioned Dorrance Lane (60.00 feet wide);

EXHIBIT “A” CONTINUATION

THENCE, South 70 deg. 00 min. 50 sec. East, along said southwesterly R.O.W. line, a distance of 550.25 feet to a 5/8 inch iron rod found at the beginning of a tangent curve to the right;

THENCE, continuing along said Southwesterly R.O.W. line, a distance of 148.02 feet along the arc of said curve to the right, having a radius of 1070.00 feet, a central angle of 07 deg. 55 min. 33 sec., and a chord which bears South 66 deg. 03 min. 04 sec. East, 147.90 feet to a 5/8 inch iron rod set for corner

THENCE, South 24 deg. 18 min. 46 sec. West, departing said R.O.W. line, a distance of 295.73 feet to an “X” set in concrete and for an angle point;

THENCE, North 45 deg. 55 min. 00 sec. West, a distance of 70.00 feet to an “X” set for an angle point;

THENCE, South 44 deg. 05 min. 00 sec. West, a distance of 353.18 feet to an “X” set for an angle point;

THENCE, South 45 deg. 55 min 00 sec. East, a distance of 13.86 feet to the POINT OF BEGINNING and containing 14.457 acres (629,745 square feet) of land, more or less.

EXHIBIT “B”

Being a tract or parcel containing 3.139 acres (136,753 square feet) of land situated in the James Alston Survey, Abstract Number 100, Harris County, Texas, James Alston Survey, Abstract Number 101, Fort Bend County, Texas; being out of and a part of a certain called 12.9242 acre tract, conveyed to Meadows Associates, as recorded under Fort Bend County Clerk’s File (F.B.C.C.F.) Number 9032939, Fort Bend County, Texas; said 3.139 acre tract being more particularly described as follows (bearings are based on said deed of record under F.B.C.C.F. Number 9032939):

BEGINNING at a 5/8-inch iron rod found marking the most easterly corner of THE MEADOWS, SECTION ONE, a subdivision of record in Volume 156, Page 87, Harris County Map Records (H.C.M.R.), and in the southwesterly line of PARKGLEN, SECTION THREE, a subdivision of record in Volume 163, Page 67, H.C.M.R., and marking the most northerly corner of the herein described tract;

THENCE, South 70°00’50” East, along said southwesterly line of PARKGLEN, SECTION THREE, at a distance of 200.00 feet passing a 5/8-inch iron rod found at the end of the westerly right-of-way (R.O.W.) line of Burlingame Street (60 feet wide), at 260.00 feet passing a point in the southwesterly line of PARKGLEN, SECTION TWO, a subdivision of record in Volume 156, Page 80, H.C.M.R., and the end of the most easterly R.O.W. line of said Burlingame Street, continuing along the southwesterly line of said PARKGLEN, SECTION TWO, a total distance of 346.21 feet to a 5/8-inch iron rod with cap set marking the most easterly corner of the herein described tract;

THENCE, South 19°59’10” West, a distance of 395.00 feet to a 5/8-inch iron with cap set in the northerly R.O.W. line of Dorrance Lane (60 feet wide) marking the most southerly corner of the hereto described tract;

THENCE, North 70°00’50” West, along said northerly R.O.W. line of Dorrance Lane, a distance of 346.21 feet to a 5/8-inch iron rod found in the southeasterly line of the aforementioned THE MEADOWS, SECTION ONE and marking the most westerly corner of the herein described tract;

THENCE, North 19°59’10” East, along said southeasterly line of THE MEADOWS, SECTION ONE, a distance of 395.00 feet to the POINT OF BEGINNING and containing 3.139 acres (136,753 square feet) of land.

EXHIBIT “C”

Being a tract or parcel containing 3.518 acres (153,240 square feet) of land situated in the James Alston Survey, Abstract Number 100, Harris County, Texas and James Alston Survey, Number 101, Fort Bend County, Texas, being out of and a part of a certain called 12.9242 acre tract, conveyed to Meadows Associates, as recorded under Fort Bend County Clerk’s File (F.B.C.C.F .) Number 9032939, Fort Bend County, Texas, and being the same called 3.518 acres recorded under F.B.C.C.F. Number 9669300 and Harris County Clerk’s File Number S174462, Harris County, Texas; said 3.518 acre tract being more particularly described as follows (bearings are based on said deed of record under F.B.C.C.F. Number 9032939):

BEGINNING at a 5/8-inch iron rod with cap set in the northerly right-of-way (R.O.W.) line of Dorrance Lane (60 feet wide) and in the arc of a curve to the left, marking the most westerly corner of Reserve “C”, of MEADOWS CENTER, SECTION ONE, a subdivision of record in Volume 346, Page 133, Harris County Map Records (H.C.M.R.) and under Slide Number. 1086A, Fort Bend County Map Records and marking the most southerly corner of the herein described tract from which a 5/8-inch iron rod found bears South 49 deg. 46 min. West, 0.39 feet;

THENCE, 16.16 feet, along said northerly R.O.W. line of Dorrance Lane and the arc of said curve to the left, having a radius of 1,130.00 feet, a central angle of 00 deg. 49 min. 09 sec. and a chord which bears North 69 deg. 36 min. 39 sec. West, 16.15 feet to a 5/8-inch iron rod with cap set marking a point of tangency;

THENCE, North 70 deg. 00 min. 50 sec. West, continuing along said northerly R.O.W. line of Dorrance Lane, a distance of 204.04 feet to a 5/8-inch iron rod with cup set marking the most westerly comer of the herein described tract, same being the most easterly line of a tract of land conveyed to Cavalry Enterprises (Texas, lnc.) as recorded under F.B.C.C.F. Number 9728787 and Harris County Clerk’s File Number S441594;

THENCE, North 19 deg. 59 min. 10 sec. East, along the said

Cavalry Enterprises tract, a distance of 395.00 feet to a 5/8-inch iron rod with cap set in the southwesterly line of PARKGLEN, SECTION TWO; a subdivision of record in Volume 156, Page 80, H.C.M.R., and for the most northerly corner of the herein described tract;

THENCE, South 70 deg, 00 min. 50 sec. East, along said southwesterly line of PARKGLEN, SECTION TWO, a distance of 687.05 feet to a 5/8-inch iron rod with cap set marking the most easterly corner of the herein described tract;

THENCE, South 19 deg. 59 min. 10 sec. West, a distance of 100.00 feet to a 5/8-inch iron rod with cap set in the northeasterly line of the aforementioned Reserve “C” and for an angle point of the herein described tract;

THENCE North 70 deg. 00 min 50 sec. West, along said northeasterly line of Reserve “C”, a distance of 334.18 feet to a 5/8-inch iron rod with cap set marking the most northerly corner of said reserve “C” and for an interior angle of the herein described tract;

THENCE, South 44 deg. 11 min. 42 sec. West, along the northwesterly line of said Reserve “C” a distance of 323.57 feet (called 323.51 feet) to the POINT OF BEGINNING and containing 3.518 acres (153,240 square feet) of land, more or less.

AMENDMENT TO LEASE AGREEMENT

This document dated August 26, 2011 is attended to amend that certain Lease Agreement by and between Beechnut FEC LLC and Left Gate Property Holding, Inc. d/b/a Texas Direct Auto for the property commonly known as 12002 Southwest Freeway, Stafford TX 77477 and 11000 Dorrance Lane, Meadows Place, Texas 77477. For the purposes and considerations hereinafter set forth and in amendment to the above referenced lease agreement the Parties agree as follows:

1.	Whereas the Lease Agreement requires monthly escrow payments to cover ad valorem property taxes levied on the Real Estate, as improved.

2.	The Parties agree that it would be in the best interest of Landlord and Tenant to provide a separate escrow account for the tax payments.

3.	The Parties agree that section 10.01 of the Lease shall be amended to read as follows:

10.01    As additional rent, Lessee will pay to Lessor it proportionate share of all ad valorem property taxes on the leased premises and improvements on the leased premises during the term of this Lease, based upon that percentage which the area of the leased premises bears to the total leasable area contained in the Shopping Center Building. Lessee shall pay to Lessor monthly, in advance, on the first day of each month, or upon receipt of a written monthly statement by Lessor, whichever is later, one-twelfth of the Tax Charge, in an amount estimated by Lessor based on the prior year’s ad valorem tax bill without attorneys’ fees, penalty and/or interest. Said payments shall be made into an escrow account set up for the sole purpose of administering the Tax Payments. The account shall be entitled “Texas Direct Property Escrow” and shall require two signatures for withdrawal. The signatures shall be by a representative of both Landlord and Tenant. No withdrawals are to be made without the consent and joinder of the representative of both Landlord and Tenant. Upon the written request by Lessee, Lessor shall furnish a letter setting forth the computation of the Tax Charge. Upon receipt of all tax bills and assessment bills attributable to any calendar year during the Lease Term, Lessor shall furnish Lessee with a written statement of the actual amount of the Tax Charge for such year. If the total amount paid by Lessee under this Section for any calendar year shall be less than the actual amount due from Lessee for such year, as shown on such statement, Lessee shall pay to Lessor on demand, as described below,

Initials FK, AK RW

the difference between the amount paid by Lessee and the actual amount due; and if the total amount paid by Lessee hereunder for any such calendar year shall exceed such actual amount due from Lessee for such calendar year, such excess shall be credited by Lessor against the Tax Charge due in the subsequent year (or if there is no subsequent year remaining in the Lease Term, such excess shall be offset against any amounts then owing by Lessee to Lessor and any remaining net surplus shall then be refunded by Lessor to Lessee). This Section shall apply to the calendar years in which this Lease commences and terminates, but Lessee’s liability for the Tax Charge for such years shall be subject to a pro rata adjustment based on the number of days of such calendar years during which this Lease is in effect. A copy of a tax bill or assessment bill submitted by Lessor to Lessee shall at all times be sufficient evidence of the amount of taxes or assessments assessed or levied against the property to which such bill relates. Prior to or at the Commencement Date and from time to time thereafter Lessor shall notify Lessee of Lessor’s estimate of Lessee’s monthly installments or Tax Charge due hereunder, which estimate shall continue until Lessor notifies Lessee otherwise. The term “Tax Charge” means Lessee’s proportionate share of the real estate taxes with respect to any calendar year during the Lease Term, together with any costs incurred by Lessor in such year to contest or seek reductions in real estate taxes (including fees of tax consultants and reasonable attorneys fees). No fees incurred prior to the date of this lease as amended shall be a part of the tax charge.

10.02    If there is presently in effect or hereafter adopted any nature of sales tax or use tax or other tax on rents or other sums received by Lessor under this Lease (herein referred to as “Rent Sales Tax”), then in addition to all rent and other payments to be made by Lessee as provided above, Lessee will also pay Lessor a sum equal to the amount of such Rent Sales Tax. The term “Rent Sales Tax” shall not include any income taxes applicable to Lessor.

10.03    In addition to the above, Lessee must pay all taxes and assessments levied or assessed upon any alterations, additions or fixtures and equipment, or other property which Lessee places on or about the leased premises. No portion of the taxes or assessments paid by Lessee under the terms of this Article shall be credited against any other rental obligation hereunder.

10.04    All such tax payments shall be timely made by Landlord and Tenant. If the tax statement exceeds the available amount in escrow referable to Tenant’s tax obligation, said amount shall be paid by Landlord, in such a manner as to avoid penalties and interest. Such sums referable to Tenant’s use of the premises (after pro rata adjustments for, occupancy time of and percentage use of the Leased Premises as it bears to the total leaseable area) shall be payable by Tenant to Landlord within thirty (30) days of receipt of notice of such amounts being due from Landlord.

10.05    In the event Landlord does not timely pay the ad valorem taxes, by the due date to avoid all penalty and interest, Landlord shall notify Tenant at least ten (10) days prior to the due date, as defined above, of its inability to timely pay the ad valorem taxes on the property. Upon such notification and/or receipt of actual knowledge of Landlord’s inability to pay, Tenant may at its option pay the ad valorem taxes in full, and receive all sums in the tax escrow account, by way of set-off, against the sums paid and/or deduct said sums paid to ad valorem taxes from future rent to the extent that Tenant is reimbursed in full for all ad valorem taxes it has paid on the property, for the benefit of Landlord. This right shall apply to all ad valorem taxes on the premises, whether or not leased to Tenant.

35	Initials FK, AK RW

10.06    The Parties agree, by execution herein, that this Lease Amendment is settlement of a dispute, and that as of date of execution hereof both Landlord and Tenant are in full compliance with the terms of this Lease and without default.

10.07    Notwithstanding the foregoing, the escrow account payments shall begin with the October 2011 payment of estimated ad valorem taxes. The August and September 2011 ad valorem estimated tax payments shall be paid directly to Landlord as previously provided, prior to the Lease Amendment.

10.08    Any penalty and Interest on ad valorem taxes shall be charged to the Party incurring same subject to the terms herein. Tenant shall not be liable to Landlord or any third party for penalty and interest resulting from Landlord failing to timely pay all taxes as described in section 10.05, and shall be entitled to reimbursement of such penalty and interest as provided in section 10.05.

A monthly statement of the escrow account shall be delivered to both Parties by the bank showing the balance in the account.

Executed and Agreed to this 26th day of August 2011.

Beechnut FEC, LLC, a Texas limited liability company		Left Gate Property Holding, Inc. d/b/a Texas Direct Auto,

By:	/s/ Farooq Khan	By:	/s/ Rick Williams
	Farooq Khan, Manager		Rick Williams, President

By:	/s/ Asma Khan
Asma Khan, Manager

36	Initials FK, AK RW